Exhibit  1  -  Allied  Healthcare  Products,  Inc.  1999  Incentive  Stock
               Plan


                        ALLIED HEALTHCARE PRODUCTS, INC.

                            1999 INCENTIVE STOCK PLAN



     The 1999 Incentive Stock Plan ("ISP") of Allied Healthcare Products, Inc. (the "Company") is established to encourage eligible employees of the Company, and its subsidiaries to acquire Common Stock in the Company. It is believed that the ISP will (i) stimulate employees' efforts on the Company's behalf, (ii) tend to maintain and strengthen their desire to remain with the Company, (iii) be in the interest of the Company and its Stockholders, (iv) encourage such employees to have a greater personal financial investment in the Company through ownership of its Common Stock, and (v) aid the Company in recruiting and retaining qualified executive employees.

1.     ADMINISTRATION

     The ISP shall be administered by the Board of Directors of the Company which may delegate power to grant awards to a committee (the "Committee") consisting of two or more Non-Employee Directors as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board or such Committee is authorized, subject to the provisions of the ISP, to establish such rules and regulations as it deems necessary for the proper administration of the ISP, and to make such determinations and to take such action in connection therewith or in relation to the ISP as it deems necessary or advisable, consistent with the ISP. Except as otherwise provided herein, the

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Board may delegate some or all of its power and authority hereunder with respect to matters other than the grant of awards to the Chief Executive Officer or to such other senior member of management as the Board deems appropriate; provided, however, that no such delegation shall be applicable with regard to any matter or action affecting an officer subject to Section 16 of the Exchange Act.

     For the purpose of this section and all subsequent sections, the ISP shall be deemed to include this plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one plan governed by the terms set forth herein.

2.     ELIGIBILITY

     Regular full-time employees of the Company and its subsidiaries, including officers, whether or not directors of the Company, shall be eligible to participate in the ISP ("Eligible Employees") if designated by the Board or the Committee. Directors who are not regular employees are not eligible. It is intended that awards will be made principally to those employees who are key officers or management employees of the Company or a subsidiary, including employees subject to Section 16 of the Exchange Act, and who are in a position to have significant impact or achievement of the Company's long term objectives.

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3.     INCENTIVES

     Incentives under the ISP may be granted in any one or a combination of (i) Nonqualified Stock Options; (ii) Reload or Stock Appreciation Right features in conjunction with such Nonqualified Options; (iii) Performance Share Awards; and
(iv) Restricted Stock Grants (collectively "Incentives") not qualifying for treatment as statutory incentive stock options. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the ISP including without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

4.     SHARES  AVAILABLE  FOR  INCENTIVES

     (a)     Shares  Subject  to Issuance or Transfer.  There is hereby reserved
             ----------------------------------------
for issuance under the ISP an aggregate of 1,000,000 shares of the Company's Common Stock ("Common Stock").

     In the event of a lapse, expiration, termination or cancellation of any Incentive granted under the ISP without the issuance of shares or payment of cash, or if shares are issued under a Restricted Stock Grant hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Incentive may again be used for new Incentives hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

     (b)     Limitations  on  Individual Awards.  In any given year, no eligible
             ----------------------------------
employee may be granted Incentives covering more than ten percent (10%) of the number of fully-diluted shares of the Company's Common Stock outstanding as of the first business day of the Company's fiscal year.

     (c)     Recapitalization  Adjustment.  In  the  event  of a reorganization,
             ----------------------------
recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock of the Company, the Board of Directors shall (to the extent that the grant or award does not already mandate adjustments) make a

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corresponding adjustment in the number and kind of shares authorized by the ISP, in the number and kind of shares covered by Incentives granted, and, in the case of Stock Options, in the option price.

5.     NON-QUALIFIED  STOCK  OPTIONS

     Non-Qualified Stock Options ("Stock Options") shall be subject to the following terms and conditions and such other terms and conditions as the Board of Directors or Committee may prescribe:

     (a)     Option  Price.  The  option  price  per  share with respect to each
             -------------
Stock Option shall be not be less than 90% of the fair market value of the Common Stock on the date the Stock Option is granted. During any period in which the Common Stock is listed for trading on a registered national securities exchange or on the NASDAQ National Market System, the fair market value per share of the Company's Common Stock shall be the lower of (i) the last reported sales price on the date of grant or (ii) the average of the high and low reported sales prices on the date of grant. At any other time the fair market value per share of the Company's Common Stock shall be as determined in good faith by Board of Directors of the Company.

     (b)     Period of Option.  The duration of each Stock Option shall be fixed
             ----------------
at the time of grant, except that no Stock Option granted shall be exercisable more than ten (10) years after the date so granted.

     (c)     Payment.  The  option  price shall be payable at the time the Stock
             -------
Option is exercised in cash, provided, however, that at the discretion of the Company or if provided in connection with the grant of any Stock Option award payment of the exercise price may be made in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised as determined in a manner consistent with the establishment of fair market value per share on the date of grant). In addition to payment of the exercise price, the Company may condition the exercise of any Stock Option upon the grantee's deposit with the Company of funds in addition to the exercise price in an amount equal to any federal or state income withholding tax arising from such exercise. No shares shall be issued until full payment therefor, including any associated taxes, has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

     (d)     Exercise  of  Option.  The  shares covered by a Stock Option may be
             --------------------
purchased in such installments and on such exercise dates as may be provided and set forth in the grant or award. In the absence of any terms so provided, a

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Stock  Option shall vest ratably over its term on an annual basis first becoming exercisable in part on the first anniversary of the date of grant and becoming exercisable in full on the anniversary of the date of grant next preceding the expiration date of the option. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f ) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period.

     (e)     Termination  of Employment.  Upon the termination of a Stock Option
             --------------------------
grantee's employment (for any reason other than retirement, death or termination for deliberate, willful or gross misconduct, or "for cause" as may be defined in any employment or other agreement with such Stock Option grantee), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination of employment. The Board of Directors and/or Committee may in its discretion provide that any Stock Options outstanding but not yet exercisable as of the termination of employment of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Board of Directors or Committee. If a Stock Option grantee's employment is terminated for deliberate, willful or gross misconduct, or for "cause" as may be defined in any employment or other agreement with such Stock Option grantee, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination of employment. Unless otherwise provided in the award of a Stock Option, any exercisable portion of such Stock Option shall lapse and expire upon the earlier to occur of: (i) the stated expiration date of such option, or (ii) thirty days after the date of any such termination of employment.

     (f)     Retirement.  Upon  retirement  of  the  Stock Option grantee, Stock
             ----------
Option privileges shall be limited to those shares immediately exercisable at the date of retirement. The Board of Directors or Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of the Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Board of Directors or the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Board of Directors or the Committee . Unless otherwise provided in the award of a Stock Option, any exercisable portion of such Stock Option shall lapse and expire upon

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the  earlier  to  occur of (i) the stated expiration date of such option or (ii)
180  days  after  the  date  of  any  such  retirement.

     (g)     Death.  Upon  the  death  of  a  Stock Option grantee, Stock Option
             -----
privileges shall be limited to those shares which were immediately exercisable at the time of death. The Board of Directors, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Board of Directors. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Board of Directors but in no event later than the date of the expiration of the Stock option. Unless otherwise provided in the award of a Stock Option, any exercisable portion of such Stock Option shall lapse and expire upon the earlier to occur of (i) the stated expiration date of such option or (ii) ten months after the date of death of the employee.

     (h)     Acceleration  of  Vesting  and  other  rights following a Change of
             -------------------------------------------------------------------
Control.  Any  Stock Option granted or awarded pursuant to this Plan may provide
-------
that it will become exercisable in full in the event of a Change of Control of the Company as may be defined in such grant or award. In the event of an exercise of the Stock Option subsequent to a Change of Control (whether or not such Change of Control has resulted in acceleration of vesting) the holder of a Stock Option may elect in lieu of exercising the option for cash as provided herein to receive from the Company in cash an amount equal to the amount by which the fair market value exceeds the exercise price, reduced by the amount of any withholding taxes required to be collected by the Company as a result of such exercise.

     (i)     Forfeiture  of  Certain Option Benefits.  Unless otherwise provided
             ---------------------------------------
in connection with the grant or award of a Stock Option, the Company shall have the right to repurchase shares of its Common Stock acquired upon exercise of a Stock Option at a price equal to the exercise price per share in the event that the employee holding such shares shall, within six months of terminating employment with the Company, commence employment which the Board of Directors reasonably believes, in its discretion, to be competitive with the Company or in violation of any employment or other agreement between the Company and such employee, provided, however, that (i) such repurchase right shall only be applicable to shares acquired upon exercise of the Stock Option occurring on or after a date which is six months prior to such grantee's termination of employment with the Company and (ii) such right of repurchase shall not be

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applicable  with  respect  to shares of the Company's Common Stock acquired upon exercise of a Stock Option if the termination of employment occurred at the election of the employee following a "change of control" of the Company pursuant to rights granted to such employee under a written employment agreement or in the terms of the option grant or award.

     (j)     Reload  Provisions.  Any  Stock Option which  by its terms includes
            -------------------
provisions permitting the exercise of the option by means of an exchange of previously-owned shares of the Company's common Stock held by the optionee may also include so-called "reload provisions" resulting in the grant of a new option to the employee covering a number of shares of the Company's Common Stock equal to the number of shares of stock surrendered to the Company in connection with such exchange exercise; having a price per share for such new option equal to the fair market value per share of the shares so surrendered as of the date of such surrender and expiring as of the later of five years following the date of such exchange exercise or the date upon which the original option expires. The rights under such "reload option" shall vest immediately but all terms of such option shall (other than price, number of shares and vesting) be consistent with the terms of the original option.

     (k)  Tandem  Stock  Appreciation Right Provisions.  The Company may include
          --------------------------------------------
with any Stock Option granted hereunder so-called tandem stock appreciation rights allowing the optionee to receive, in lieu of the exercise of such option, the value of the option as evidenced by the amount by which the fair market value exceeds the exercise price. In connection with the grant of any such tandem stock appreciation rights, the option grant shall specify whether such right (if exercised) shall be payable in cash or in shares of the Company's Common Stock or in a combination thereof.

6.     PERFORMANCE  SHARE  AWARDS

     The Company may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee during the Award Period meets certain goals established by the Board of Directors or Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Board of Directors or Committee may prescribe:

     (a)     Award  Period  and  Performance Goals.  The Company shall determine
             -------------------------------------
and  include  in  a Performance Share Award grant the period of time for which a

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Performance  Share  Award  is  made  ("Award  Period").  The  Company shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholder equity, return on assets, net income, or any other financial or other measurement established by the Company. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

     (b)     Payment  of  Performance Share Awards.  The Company shall establish
             -------------------------------------
the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum-payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares". After the completion of an Award Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals, and Board of Directors or the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

     (c)     Revision  of Performance Goals.  At any time prior to the end of an
             ------------------------------
Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Board of Directors or the Committee make the application of the Performance Goals unfair unless a revision is made.

     (d)     Requirement  of Employment.  A grantee of a Performance Share Award
             --------------------------
must remain in the employment of the Company until the completion of the Award Period in-order to be entitled to payment under the Performance Share Award; provided that the Board of Directors or the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

     (e)     Dividends.  The  Board  of  Directors  or the Committee may, in its
             ---------
discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

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7.     RESTRICTED  STOCK  GRANTS

     The Board of Directors or the Committee may issue shares of Common Stock to a grantee which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grant"):

     (a)     Requirement  of  Employment.  A grantee of a Restricted Stock Grant
             ---------------------------
must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company, provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Board of Directors or the Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

     (b)     Restrictions  on Transfer and Legend on Stock Certificates.  During
             ----------------------------------------------------------
the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a successor under
Section 9 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

     (c)     Escrow  Agreement.  The  Company  may  require the grantee to enter
             -----------------
into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

     (d)     Lapse  of  Restrictions.  All  restrictions  imposed  under  the
             -----------------------
Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

     (e)     Dividends.  The  Board  of  Directors  or  Committee  may,  in  its
             ---------
discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

8.     DISCONTINUANCE  OR  AMENDMENT  OF  THE  PLAN.

     The Board of Directors may discontinue the ISP at any time and may from time to time amend or revise the terms of the ISP as permitted by applicable statutes except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the ISP without stockholder approval, if the effect of such amendment or absence of such stockholder approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. No incentive shall be granted under the ISP after June 30, 2009 but Incentives granted theretofore may extend beyond that date.

9.     NONTRANSFERABILITY

     Each Incentive granted under the ISP shall not be transferable other than by will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable, during the grantee's lifetime, only by the grantee or the grantee's guardian or legal representative.

10.     NO  RIGHT  OF  EMPLOYMENT

     ISP and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Eligible Employee at any time and for any or no reason.

1.     TAXES

     The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the ISP after giving the person entitled to receive such amount or shares notice as far in advance as practicable and may condition delivery of certificates evidencing shares awarded or purchased under the ISP upon receipt of funds to effect such withholding.

12.     LISTING  AND  REGISTRATION  OF  THE  SHARES

     Each option issued hereunder shall be subject to the requirement that if at any time the Company shall determine that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares

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thereunder,  such  option  may  not  be exercised in whole or in part unless and until such listing, registration, qualification consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. In the absence of any such registration or qualification the Company may place the following legend on the certificates representing any shares issued under this Plan.

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     ----------------------------------------------------------------------
     1933 AS AMENDED OR APPLICABLE STATE SECURITIES  LAWS  AND MAY  NOT  BE
     ----------------------------------------------------------------------
     TRANSFERRED WITHOUT AN OPINION OF  COUNSEL  SATISFACTORY IN  FORM  AND
     ----------------------------------------------------------------------
     SUBSTANCE  TO  THE  COMPANY  THAT  SUCH  TRANSFER  MAY  BE  LAWFULLY
     ----------------------------------------------------------------------
     EFFECTED  IN  THE  ABSENCE OF  SUCH  REGISTRATION."
     ---------------------------------------------------

13.  EFFECTIVE  DATE

     The  Plan  shall  be  effective  as  of  July  15,  1999.

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